FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005; 215-546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2011

Philadelphia, PA, August 2, 2011 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported adjusted income from continuing operations attributable to common shareholders, a non-GAAP measure, of $3.5 million, or $0.17 per common share-diluted, and $3.9 million, or $0.19 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2011, respectively, as compared to adjusted income from continuing operations attributable to common shareholders of $813,000, or $0.04 per common share-diluted, and $592,000, or $0.03 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2010.  A reconciliation of the Company’s reported GAAP loss from continuing operations attributable to common shareholders to adjusted income from continuing operations attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.

For the third fiscal quarter and nine months ended June 30, 2011, the Company reported a GAAP net loss attributable to common shareholders of $411,000, or $0.02 per common share-diluted, and $5.2 million, or $0.27 per common share-diluted, respectively, as compared to $5.3 million, or $0.28 per common share-diluted, and $5.6 million, or $0.29 per common share-diluted, for the third fiscal quarter and nine months ended June 30, 2010, respectively.

As of June 30, 2011, the Company’s book value per common share was $6.64 per share.  Total stockholders’ equity was $126.4 million as of June 30, 2011 as compared to $138.0 million as of June 30, 2010.  Total common shares outstanding were 19,029,751 as of June 30, 2011 as compared to 18,261,250 as of June 30, 2010.

Jonathan Cohen, CEO and President, commented, “We continued to make solid progress in executing our business plan during our third fiscal quarter.  Not only has our balance sheet improved markedly over the last 12 months, we are now cash flow positive, have significant liquidity, and growing revenues.  Both our financial fund management business as well as our real estate asset management business continue to grow nicely and we should start to see incremental revenue turn mostly into profit.  While we grow our leasing balance sheet, we are pleased with how LEAF is now positioned and expect it could start to turn a profit within the next few quarters.  With assets under management increasing in our most profitable areas, we are positioned to capitalize on our long term track record in the real estate and leveraged loan businesses.”

Assets Under Management

The following table details the Company’s assets under management by operating segment, which increased by $718.0 million (6%) from June 30, 2010 to June 30, 2011:

	At June 30,	At June 30,
	2011	2010
Financial fund management	$11.2 billion	$10.1 billion
Real estate	1.6 billion	1.6 billion
Commercial finance	0.6 billion	1.0 billion
	$13.4 billion	$12.7 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Highlights for the Third Fiscal Quarter Ended June 30, 2011 and Recent Developments

REAL ESTATE:

♦
Sale of Legacy Asset:  Resource Real Estate, Inc. (“RRE”), the Company's real estate operating segment, received net proceeds of approximately $16.6 million in connection with the sale of a property in Washington, DC by its owner, and realized a gain of $7.6 million. The Company had a 25% equity interest in this investment.

®
Fundraising:  RRE has sponsored and is the external manager of Resource Real Estate Opportunity REIT, Inc. (“RRE Opportunity REIT”), which is a public non-traded real estate program.  Through July 31, 2011, RRE Opportunity REIT has raised approximately $54.0 million, including $15.1 million during the third fiscal quarter ended June 30, 2011.

®	RRE Acquisitions made on behalf of RRE Opportunity REIT:

−
In May 2011, a non-performing loan for $7.1 million secured by a first priority mortgage on a multifamily residential apartment community in Dayton, OH.  In connection with this purchase, the Company received a $147,000 acquisition fee and will receive management fees in the future.

−
In June 2011, a non-performing loan for $12.0 million secured by a first priority mortgage on a multifamily residential apartment community in Philadelphia, PA.  In connection with this purchase, the Company received a $245,000 acquisition fee and will receive management fees in the future.

®	Other Acquisitions:

−
In May 2011, RRE purchased a loan for $3.8 million on behalf of Resource Capital Corp. (“RSO”) with an existing joint venture partner. The loan is secured by a multifamily residential apartment community in Houston, TX.  In connection with this purchase, the Company received a $39,000 acquisition fee and will receive asset management fees in the future.

−
In June 2011, RRE purchased two loans for $30.0 million on behalf of a joint venture between RSO and an unaffiliated third party.  These loans are secured by a first mortgage lien on a multifamily residential apartment community in Philadelphia, PA.  In connection with this purchase, the Company received a $300,000 acquisition fee and will receive asset management fees in the future.

♦
Property Management: Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 14,833 units at 52 properties as of June 30, 2011 from 13,724 units at 51 properties as of June 30, 2010.

FINANCIAL FUND MANAGEMENT:

®
Increased Assets Under Management: The Company’s financial fund management operating segment increased its assets under management at June 30, 2011 to $11.2 billion, an increase of $1.1 billion, or 11%, from June 30, 2010.

COMMERCIAL FINANCE:

®
Lease Origination/Platform Growth: LEAF Financial Corporation (“LFC”), the Company’s commercial finance operating segment, continued to grow its lease origination and servicing subsidiary, LEAF Commercial Capital, Inc. ("LEAF").  LEAF is a joint venture among LFC, RSO and Guggenheim Securities, LLC ("Guggenheim").  LEAF focuses its origination efforts on equipment vendor customers and supports independent equipment dealers and manufacturer branch networks through its full service processing center in Moberly, MO.  In addition, through its Philadelphia, PA processing center, LEAF supports the captive finance arms of manufacturers, as well as bank outsourcing and direct marketing to end users in select vertical markets.

−
At our LEAF Business Capital unit in Philadelphia, PA, we have recently signed three major private label program agreements to support the captive finance units of a multibillion dollar industrial control and HVAC manufacturer, a multi-line industrial distributor to support their telephony product lines and a market leading distributor of medical products for physician based practices.

−
At our Moberly, MO, based LEAF Dealer Solutions unit, during the third fiscal quarter ended June 30, 2011, we added 104 new dealers as active users of our leasing programs and 116 additional dealers have enrolled in our enhanced lease origination online portal MyLeaseLink.com.  The portal allows dealers to manage their financing transactions in real time.

®
Increased Key Metrics: Since its capital raise announced in January 2011, LEAF has been monitoring certain data to measure its performance versus previous periods. Data such as new applications for credit, originations (dollar value of new leases funded) and backlog (approved credit applications that are expected to fund in the next 90 days) are key measures to the growth trajectory of the business.  As a result of the refocusing of resources on the expansion of the platform, LEAF has shown continued increases in key business metrics for the third fiscal quarter ended June 30, 2011 as compared to the second fiscal quarter ended March 31, 2011:

−	Credit Applications – up 20%

−	Lease Originations – up 23%

−	Approved Backlog – up 51%

♦
Expanded Senior Credit: In April 2011, Wells Fargo Lender Finance (“Wells”) joined as a participant in LEAF’s revolving senior debt facility arranged and managed by Guggenheim.  This additional $60 million commitment from Wells will be used by LEAF to fund new lease originations.  LEAF is in discussion to expand this facility further over the coming quarters.

♦	Securitizations: DBRS, Inc. (DBRS.com) on July 16, 2011 reaffirmed the credit rating of the five securitization transactions totaling $700 million that LEAF arranged for its funds since May 2010.

CORPORATE/OTHER:

®
Debt Repayment on Legacy Sale: In June 2011, in connection with the sale of a legacy asset, the Company reduced its corporate credit facility outstanding borrowings with TD Bank by $3.0 million. As of June 30, 2011, the Company has reduced its corporate revolving debt by $5.2 million, or 37%, to $8.9 million from $14.1 million at September 30, 2010.

®
Dividends:  The Company’s Board of Directors authorized the payment on July 29, 2011 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on July 25, 2011.  RSO declared a cash dividend of $0.25 per common share for its second fiscal quarter ended June 30, 2011.

®	RSO Capital Raised: Since April 1, 2011, RSO has raised an additional $24.6 million through its dividend reinvestment program.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Chadwick Securities, Inc., 2005 Market Street, 15th Floor, Philadelphia, PA 19102.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliation of GAAP loss from continuing operations attributable to common shareholders to adjusted income from continuing operations attributable to common shareholders.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	September 30,
	2011	2010
	(unaudited)
ASSETS
Cash	$28,553	$11,243
Restricted cash	17,767	12,018
Receivables	1,115	1,671
Receivables from managed entities and related parties, net	56,946	66,416
Investments in commercial finance, net	164,977	12,176
Investments in real estate, net	17,331	27,114
Investment securities, at fair value	18,635	22,358
Investments in unconsolidated entities	12,256	13,825
Property and equipment, net	8,080	9,984
Deferred tax assets	46,190	43,703
Goodwill	7,969	7,969
Other assets	13,386	5,776
Total assets	$393,205	$234,253

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$39,545	$38,492
Payables to managed entities and related parties	204	156
Borrowings	189,833	66,110
Deferred tax liabilities	411	411
Total liabilities	229,993	105,169

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	−	−
Common stock, $.01 par value, 49,000,000 shares authorized; 28,760,970 and 28,167,909 shares issued, respectively (including nonvested restricted stock of 641,496 and 741,086, respectively)	281	274
Additional paid-in capital	281,372	281,378
Accumulated deficit	(44,477)	(37,558)
Treasury stock, at cost; 9,089,723 and 9,125,253 shares, respectively	(98,874)	(99,330)
Accumulated other comprehensive loss	(11,940)	(12,807)
Total stockholders’ equity	126,362	131,957
Noncontrolling interests	36,850	(2,873)
Total equity	163,212	129,084
	$393,205	$234,253

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2011	2010		2011	2010
REVENUES:
Real estate	$15,873		$11,162	$29,005	$23,879
Commercial finance	6,464		5,592	14,417	21,824
Financial fund management	5,252		8,484	21,194	24,357
	27,589		25,238	64,616	70,060
COSTS AND EXPENSES:
Real estate	6,727		5,856	18,276	16,099
Commercial finance	3,709		4,512	11,675	13,818
Financial fund management	4,234		6,471	16,914	15,875
General and administrative	2,614		2,946	8,627	9,146
(Gain) loss on sale of leases and loans	(94)		7,154	(357)	7,705
Provision for credit losses	3,476		1,428	7,801	3,414
Depreciation and amortization	3,159		2,005	7,205	6,593
	23,825		30,372	70,141	72,650
OPERATING INCOME (LOSS)	3,764		(5,134)	(5,525)	(2,590)

OTHER INCOME (EXPENSE):
Impairment loss recognized in earnings	−		(67)	−	(364)
Gain on sale of management contract	−		−	6,520	−
Gain on extinguishment of servicing and repurchase liabilities	−		−	4,426	−
Gain (loss) on sale of investment securities, net	82		(27)	(1,282)	(451)
Interest expense	(4,276)		(3,504)	(10,812)	(11,192)
Other income, net	696		739	1,985	1,946
	(3,498)		(2,859)	837	(10,061)
Income (loss) from continuing operations before taxes	266		(7,993)	(4,688)	(12,651)
Income tax provision (benefit)	151		(1,404)	(1,781)	(4,805)
Income (loss) from continuing operations	115		(6,589)	(2,907)	(7,846)
Loss from discontinued operations, net of tax	(23)		(1)	(2,176)	(3)
Net income (loss)	92		(6,590)	(5,083)	(7,849)
Add: net (income) loss attributable to noncontrolling interests	(503)		1,275	(161)	2,273
Net loss attributable to common shareholders	$(411)		$(5,315)	$(5,244)	$(5,576)
Amounts attributable to common shareholders:
Loss from continuing operations	$(388)		$(5,314)	$(3,068)	$(5,573)
Discontinued operations	(23)		(1)	(2,176)	(3)
Net loss	$(411)		$(5,315)	$(5,244)	$(5,576)
Basic loss per share:
Continuing operations	$(0.02)		$(0.28)	$(0.16)	$(0.29)
Discontinued operations	−		−	(0.11)	−
Net loss	$(0.02)		$(0.28)	$(0.27)	$(0.29)
Weighted average shares outstanding	19,741		19,140	19,389	18,972
Diluted loss per share:
Continuing operations	$(0.02)		$(0.28)	$(0.16)	$(0.29)
Discontinued operations	−		−	(0.11)	−
Net loss	$(0.02)		$(0.28)	$(0.27)	$(0.29)
Weighted average shares outstanding	19,741		19,140	19,389	18,972
Dividends declared per common share	$0.03	$	−	$0.09	$0.06

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,083)	$(7,849)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,867	10,192
Net other-than-temporary impairment losses recognized in earnings	−	364
Provision for credit losses	7,801	3,414
Equity in earnings of unconsolidated entities	(9,367)	(4,098)
Distributions from unconsolidated entities	5,018	3,823
(Gain) loss on sale of leases and loans	(357)	7,705
Loss on sale of investment securities, net	1,282	451
Gain on resolution of assets	−	(2,040)
Gain on sale of management contract	(6,520)	−
Extinguishment of servicing and repurchase liabilities	(4,426)	−
Deferred income tax (benefit) provision	(1,667)	29
Equity-based compensation issued	1,963	2,874
Equity-based compensation received	(234)	(1,118)
Decrease in commercial finance investments	−	30,959
Loss from discontinued operations	2,176	3
Changes in operating assets and liabilities	(2,983)	(21,723)
Net cash (used in) provided by operating activities	(1,530)	22,986

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(739)	(320)
Payments received on real estate loans and real estate	16,291	8,355
Investments in unconsolidated real estate entities	(854)	(1,908)
Purchase of commercial finance assets	(65,762)	−
Principal payments received on leases and loans	18,732	−
Proceeds from sale of management contract	9,095	−
Purchase of loans and investments	−	(1,011)
Proceeds from sale of loans and investments	3,534	2,740
Net cash (used in) provided by investing activities	(19,703)	7,856

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	66,217	81,802
Principal payments on borrowings	(45,776)	(127,889)
Dividends paid	(1,675)	(1,087)
Dividends paid by LEAF to RCC	(132)	−
Proceeds from issuance of common stock	1,914	58
Proceeds from issuance of LEAF preferred stock	15,221	−
Increase in debt financing costs	(1,992)	(1,824)
Increase in restricted cash	4,947	1,068
Net cash provided by (used in) financing activities	38,724	(47,872)

CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating	(181)	(3)
Net cash used in discontinued operations	(181)	(3)

Increase (decrease) in cash	17,310	(17,033)
Cash at beginning of year	11,243	26,197
Cash at end of period	$28,553	$9,164

SCHEDULE I

RECONCILIATION OF GAAP LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON
SHAREHOLDERS TO ADJUSTED INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO
COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Loss from continuing operations attributable to common shareholders − GAAP	$(388)	$(5,314)	$(3,068)	$(5,573)
Adjustments, net of tax:
Loss from commercial finance operations (2)	3,588	1,878	6,290	3,127
Deferred tax assets	257	4,249	703	3,038
Adjusted income from continuing operations attributable to common shareholders	$3,457	$813	$3,925	$592

Adjusted weighted average diluted shares outstanding (3)	20,877	19,512	20,649	19,303

Adjusted income from continuing operations attributable to common shareholders per common per share-diluted	$0.17	$0.04	$0.19	$0.03

(1)
Adjusted income from continuing operations attributable to common shareholders presents the Company’s operations without the effect of its commercial finance operations. The Company believes that this provides useful information to investors since it allows investors to evaluate the Company’s progress in both its real estate and financial fund management segments for the three and nine months ended June 30, 2011 and 2010 separately from its commercial finance operations.  Adjusted income from continuing operations attributable to common shareholders should not be considered as an alternative to loss from continuing operations attributable to common shareholders (computed in accordance with GAAP).  Instead, adjusted income from continuing operations attributable to common shareholders should be reviewed in connection with loss from continuing operations attributable to common shareholders in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)
Loss from commercial finance operations consists of revenues and expenses from commercial finance operations (including gains or losses from the sale of leases and loans, provision for credit losses and depreciation and amortization) net of applicable tax benefits and non-controlling interests.

(3)
Dilutive shares used in the calculation of adjusted income from continuing operations attributable to common shareholders per common share-diluted includes an additional 1.1 million and 1.3 million shares for the three and nine months ended June 30, 2011, respectively, and 372,000 and 331,000 shares for the three and nine months ended June 30, 2010, respectively, which were anti-dilutive for the periods and, as such, were not used in the calculation of GAAP loss from continuing operations attributable to common shareholders per common share-diluted.